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Exhibit 3.9

ARTICLES OF MERGER
OF
MARINER ACQUISITION CORP.,
a Washington corporation
INTO
CLASSMATES ONLINE, INC.,
a Washington corporation.

        Pursuant to the provisions of RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging Mariner Acquisition Corp., a Washington corporation, into Classmates Online, Inc., a Washington corporation.

  1.
  The Plan of Merger governing the merger of Mariner Acquisition Corp. into Classmates Online, Inc. is attached hereto as Exhibit A and is incorporated herein by this reference.

  2.
  The merger and Plan of Merger were duly approved and adopted by the shareholders of Classmates Online, Inc. pursuant to RCW 23B.11.030 and 23B.07.040 on October 22, 2004.

  3.
  Notice of the action is being sent to the shareholders of Classmates Online, Inc., pursuant to 23B.07.040(6).

  4.
  The merger and Plan of Merger were duly approved and adopted by the shareholders of Mariner Acquisition Corp. pursuant to RCW 23B.11.030 on October 23, 2004.

  5.
  These Articles of Merger will be effective upon filing.

Dated as of this 17 day of November, 2004.

CLASSMATES ONLINE, INC.
By	/s/ MICHAEL SMITH Michael Smith President & Chief executive Officer

[SIGNATURE PAGE TO ARTICLES OF MERGER]

EXHIBIT A

PLAN OF MERGER
of
Mariner Acquisition Corp.,
a Washington corporation
into
Classmates Online, Inc.,
a Washington corporation

        1.     The names of the corporations planning to merge are Classmates Online, Inc., a Washington corporation ("Classmates Online"), and Mariner Acquisition Corp., a Washington corporation ("Mariner Acquisition Corp."). Mariner Acquisition Corp. is a wholly owned subsidiary of United Online, Inc., a Delaware corporation ("United").

        2.     The Board of Directors of each corporation deems it advisable and in the best interests of each respective corporation to merge Mariner Acquisition Corp. into Classmates Online (the "Merger"), as authorized by the laws of the State of Washington and pursuant to the terms and conditions of this Plan of Merger.

        3.     The Merger shall be effective upon the filing of the Articles of Merger with the Secretary of the State of Washington (the "Effective Time").

        4.     As of the Effective Time, Mariner Acquisition Corp. shall merge with and into Classmates Online, with Classmates Online being the surviving corporation (the "Surviving Corporation"), and without further act, all other effects of merger as set forth in RCW 23B.11.060.

        5.     As of the Effective Time, the Articles of Incorporation of Mariner Acquisition Corp. shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of this corporation is Classmates Online, Inc."

        6.     As of the Effective Time, by virtue of the Merger, each share of Classmates Online common stock issued and outstanding immediately prior to the Effective Time and each share of Classmates Online common stock underlying convertible securities, warrants and vested options issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive from United $4.476372 in cash, it being recognized that, pursuant to the requisite consent of the holders of Classmates Online preferred stock, each share of Classmates Online preferred stock will have converted into common stock prior to the Effective Time.

        7.     As of the Effective Time, by virtue of the Merger, each share of capital stock of Mariner Acquisition Corp. issued and outstanding immediately prior to the Effective Time, shall automatically and without any action on the part of the holder thereof be converted into and evidenced by one share of common stock, par value $0.001 per share, of the Surviving Corporation.

Dated as of this 17 day of November 2004.

MARINER ACQUISITION CORP.
By:	/s/ FREDERIC A. RANDALL, JR.
Name:	Frederic A. Randall, Jr.
Title:	Executive Vice President, General Counsel & Secretary
CLASSMATES ONLINE, INC.
By:	/s/ MICHAEL J. SMITH
Name:	Michael J. Smith
Title:	President & Chief Executive Officer

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  EXHIBIT A
PLAN OF MERGER of Mariner Acquisition Corp., a Washington corporation into Classmates Online, Inc., a Washington corporation